Exhibit 99.1

FOR IMMEDIATE RELEASE

DIGITALGLOBE AND GEOEYE COMPLETE COMBINATION

Creates a Global Leader in Earth Imagery and Geospatial Analysis

LONGMONT, CO – January 31, 2013 – DigitalGlobe, Inc. (NYSE: DGI) (“DigitalGlobe”) and GeoEye, Inc. (NASDAQ: GEOY) (“GeoEye”), today announced the completion of their combination, creating a global leader in earth imagery and geospatial analysis. The combined company will trade on the NYSE stock exchange as DigitalGlobe under the symbol DGI. Based on the closing price of DigitalGlobe stock on January 30, 2013, the combined company has a market capitalization of $2.1 billion.

“With a stronger financial profile, more robust suite of services, and among the world’s most advanced geospatial production and analysis capabilities, we will be even better positioned to meet customers’ needs and create value for shareowners,” said Jeffrey R. Tarr, President and Chief Executive Officer of DigitalGlobe. “Together, we are poised to achieve our vision of being the leading source of information about our changing planet.”

As a result of the combination, DigitalGlobe is now uniquely positioned to provide a wider array of earth imagery and geospatial analysis to help customers solve their most complex problems and compete in a high-growth and dynamic global market. Together, the combined company will have:

•	An expanded global presence with a larger and more diverse revenue base;

•	A larger constellation with optimized orbits, coordinated scheduling and improved revisit rates;

•	Better integrated imagery collection, processing and analytics capabilities; and

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A strengthened balance sheet and financial profile with more than an expected $1.5 billion in net present value of operating expense and capital synergies, with approximately one-third of those synergy savings related to operating expense and the balance from capital savings.

Mr. Tarr continued, “We have a deep bench of talented and experienced team members from both GeoEye and DigitalGlobe, and I am confident that, together, we will continue to raise the bar for innovation and service in our industry. I look forward to working closely with our Board of Directors, our leadership and all of our team members to ensure a seamless transition for our customers worldwide.”

In connection with the combination with GeoEye, DigitalGlobe has entered into new senior secured credit facilities in the aggregate amount of $700 million. The facilities consist of a term loan facility of $550 million and a revolving credit facility of $150 million. The Company has borrowed the full amount of the term loan facility to fund the combination with GeoEye and to refinance certain existing indebtedness of GeoEye and DigitalGlobe. The revolving credit facility remains undrawn at closing.

Borrowings under the term loan facility will bear interest at an amount equal to the adjusted LIBOR rate plus 2.75%, with a step-down to the adjusted LIBOR rate plus 2.50% if the Company’s leverage ratio is equal to or less than 2.50:1.00. The credit agreement contains affirmative and negative covenants that the Company believes are usual and customary for a senior secured credit agreement. The credit agreement also requires the Company to maintain a maximum leverage ratio and a minimum interest coverage ratio.

Also in connection with the combination, GeoEye, discharged and called for redemption all of GeoEye’s 75 outstanding 9.625% Senior Secured Notes due 2015 and 8.625% Senior Secured Notes due 2016.

DigitalGlobe expects to announce fourth quarter 2012 and full year 2012 earnings on February 26, 2013, and intends to provide full-year 2013 financial guidance at that time.

About DigitalGlobe

DigitalGlobe is a leading provider of commercial high-resolution earth observation and advanced geospatial solutions that help decision makers better understand our changing planet in order to save lives, resources and time. Sourced from the world’s leading constellation, our imagery solutions deliver unmatched coverage and capacity to meet our customers’ most demanding mission requirements. Each day customers in defense and intelligence, public safety, civil agencies, map making and analysis, environmental monitoring, oil and gas exploration, infrastructure management, navigation technology, and providers of location-based services depend on DigitalGlobe data, information, technology and expertise to gain actionable insight.

In January 2013, DigitalGlobe and GeoEye combined to become one DigitalGlobe, creating a company capable of providing greater value to customers through an integrated constellation and a broader set of products and services. For more information on the combination and its benefits, visit www.digitalglobe.com/combination.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance and generally can be identified by the use of terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

This document contains forward-looking statements relating to the proposed strategic combination of DigitalGlobe and GeoEye pursuant to a merger. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) the anticipated benefits of the transaction may not be fully realized or may take longer to realize than expected; (2) the costs or challenges related to the integration of DigitalGlobe and GeoEye operations could be greater than expected; (3) the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; (4) the impact of legislative, regulatory, competitive and technological changes; (5) the risk that the credit ratings of the combined company may be different from what the companies expect; (6) other business effects, including the effects of industry, economic or political conditions outside of the companies’ control, transaction costs and actual or contingent liabilities; (7) the outcome of any legal proceedings related to the transaction; and (8) other risk factors as detailed from time to time in DigitalGlobe’s and GeoEye’s reports filed with the Securities and Exchange Commission (“SEC”), including their respective Annual Reports on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, June 30, 2012 and September 30, 2012, which are available on the SEC’s website (www.sec.gov). There can be no assurance that the expected benefits of the strategic combination will be realized.

DigitalGlobe does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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Contacts

Investor Contact: David Banks (303) 684-4210 ir@digitalglobe.com	Media Contact: Robert Keosheyan (303) 684-4742 rkeoshey@digitalglobe.com